Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of RMR Industrials, Inc. (the “Registrant”) on Form 10-K/T for the transitional period October 1, 2015 to March 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gregory Dangler, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopoted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: June 27, 2016	By: /s/ Gregory Dangler
Gregory Dangler
President and Chief Financial Officer
(Principal Financial Officer Principal Accounting Officer)